Exhibit 10.11

(The “8/04 BNP Paribas Senior Credit Note”)

$50,000,000	Houston, Texas	August 4, 2004

FOR VALUE RECEIVED, HOMEBANC CORP., a Georgia corporation, and its wholly-owned subsidiary, HOMEBANC MORTGAGE CORPORATION, a Delaware corporation (“Makers” or the “Companies”) jointly and severally to pay to the order of BNP PARIBAS NEW YORK BRANCH (“Payee”), a French banking corporation, at the main Houston branch of JPMorgan Chase Bank, 712 Main Street, Houston, Harris County, Texas 77002, or at such other place as the Agent may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Fifty Million Dollars ($50,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the applicable rate(s) provided for in the Credit Agreement (or at such lesser rate, if any, as the holder of this note — the “Holder”, whether or not Payee is such holder — may in its sole discretion from time to time elect to be applicable for any day or days), and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

1. Definitions. In addition to the definitions given above, the definitions given in the 6/04 Amended and Restated Senior Secured Credit Agreement dated June 7, 2004, as it may be supplemented, amended or restated from time to time (the “Credit Agreement”) among (a) Maker, (b) JPMorgan Chase Bank (for itself as a Lender and as Agent for the other Lenders) and (c) the other Lender(s) party thereto, for capitalized terms that are used in this note shall apply here as well as there.

2. Rates Change Automatically and Without Notice. Without notice to Maker or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the interest rate applicable to this note as provided for in the Credit Agreement, the Past Due Rate as defined in the Credit Agreement and such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

3. Calculation of Interest. Interest on the amount of each advance against this note shall be computed on the amount of that advance and from the date it is made. All interest rate determinations and calculations by the Holder, absent manifest error, shall be conclusive and binding.

4. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder’s option, credit against the principal of Senior Credit Note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

INITIALED FOR

IDENTIFICATION: /s/

5. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of Maker and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

6. Payment Schedule. Interest on and principal of this note shall be due and payable as provided in 6.2(c)(2) and 6.10 of the Current Credit Agreement.

7. Prepayment. Maker may prepay this note in accordance with and subject to the provisions of Sections 6.9 and 6.2(b)(7)(ix) of the Current Credit Agreement. Prepayments shall be applied first to accrued interest, the balance to principal.

8. The 6/04 Credit Agreement, this Note and its Security. This note is one of the Senior Credit Notes, as such term is defined in the Credit Agreement, is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the “8/04 BNP Paribas Credit Note”, and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced in accordance with the Credit Agreement may be referred to as the “Current BNP Paribas Senior Credit Note”. Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the security interests granted by Section 7.1 of the Current Credit Agreement.

9. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, Maker may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes specified in the Credit Agreement, but for no other purposes. Advances against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. Absent manifest error, Holder’s computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder’s computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect Maker’s obligations or any Holder’s rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect Maker’s entitlement to credit for that payment as of the

INITIALED FOR

IDENTIFICATION: /s/

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date of its receipt by Holder. Maker and Payee expressly agree, pursuant to Chapter 346 (“Chapter 346”) of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or to any loan evidenced by this note, and that neither this note nor any such loan shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

10. Defaults and Remedies. Any Event of Default under the Credit Agreement or any other Facilities Papers shall constitute an Event of Default under this note and all other Facilities Papers and shall have the consequences provided for in the Credit Agreement which may include acceleration of the indebtedness evidenced hereby. Subject to the terms of the Credit Agreement, Holder or the Agent may waive any default without waiving any other prior or subsequent default. Holder or the Agent may remedy any default without waiving the default remedied. Holder’s or the Agent’s failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Agent of any right, power or remedy hereunder shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by Maker from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Agent), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

11. Legal Costs. If any Holder or the Agent retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker or anyone claiming by, through or under Maker sues any Holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such Holder and the Agent, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Agent in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees.

12. Waivers. Maker and any and all co-makers, endorsers (other than the Holder or the Payee), guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

INITIALED FOR

IDENTIFICATION: /s/

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13. Not Purpose Credit. None of the proceeds of this note shall ever be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any debt which was originally incurred to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or which would constitute this transaction a “purpose credit” within the meaning of Regulation U, as now or hereafter in effect.

14. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect. Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, Maker and all endorsers (other than the Holder or the Payee), guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing herein shall affect the right of Maker, the Payee or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

15. General Purpose of Loan. Maker warrants and represents to Payee, all other Holders and the Agent that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

HOMEBANC CORP., as comaker

By:	/s/ Debra F. Watkins
Name:	Debra F. Watkins
Title:	Executive Vice President

HOMEBANC MORTGAGE CORPORATION, as comaker

By:	/s/ Debra F. Watkins
Name:	Debra F. Watkins
Title:	Executive Vice President

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ANNEX 1

to $50,000,000

HomeBanc Mortgage Corporation

8/04 BNP Paribas Senior Credit Note

LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

Date of Payment or Advance	Payment Applied on (or advance vs.) Principal	Payment Applied on Interest	Principal Balance	Interest Paid to	Name of Person Making Notation